Registration No.
                                                                 ----------
        ---------------------------------------------------------------
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
        ---------------------------------------------------------------
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
        ---------------------------------------------------------------
                     NATIONAL SANITARY SUPPLY COMPANY
            (Exact name of issuer as specified in its Charter)

     Delaware                                     31-1079482
(State of Incorporation)               (I.R.S. Employer Identification No.)

2900 Chemed Center, 255 East Fifth Street, Cincinnati, OH              45202
(Address of Principal Executive Offices)                          (Zip Code)
        ---------------------------------------------------------------
                   THE NATIONAL SANITARY SUPPLY COMPANY
                 EMPLOYEES THRIFT AND PROFIT SHARING PLAN
                         (Full Title of the Plan)
        ---------------------------------------------------------------
                           Naomi C. Dallob, Esq.
                       Secretary and General Counsel
                     National Sanitary Supply Company
                            2900 Chemed Center
                           255 East Fifth Street
                          Cincinnati, Ohio  45202
                              (513) 762-6500

         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
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                          Exhibit Index at page 3
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                    CALCULATION OF REGISTRATION FEE

Title of     Amount to be   Proposed Maximum    Proposed Maximum   Amount of
Securities   Registered     Offering Price      Offering Price*    Registration
to be        Share*         Price*              Fee		   Fee
Registered

Common Stock,  150,000       $12.375             $1,856,250          $640.09
$1.00 par value
- -------------------------------------------------------------------------------
Approximate date of proposed commencement of sales hereunder: As soon as practicable after the effective date of this Registration Statement. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

* Estimated solely for the purpose of calculating registration fee. Based pursuant to Rule 457(c) and 457(f)(1), on the average of the high and low prices of the common stock of National Sanitary Supply Company on the Nasdaq National Market on September 28, 1994, a date within 5 days of the date on which this Registration Statement is filed.

                                   PART I

           INFORMATION REQUESTED IN THE SECTION 10(a) PROSPECTUS

    The information specified in Part I of Form S-8 is set forth in a single document, entitled "Prospectus," which constitutes a part of the Section 10(a) Prospectus to which this Registration Statement relates but which is not filed herewith.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
- -------- ----------------------------------------

    National Sanitary Supply Company (the "Registrant") hereby states that the documents listed in (a) through (e) below are incorporated by reference in this Registration Statement, and further states that all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

    (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since December 31, 1993.

    (c)  The Registrant's Form 11-K filed concurrently herewith.

    (d) The Registrant's Proxy Statement filed pursuant to Section 14 of the Exchange Act in connection with the Company's latest annual meeting of stockholders.

    (e) The description of the Registrant's Common Stock set forth on page 29 of the Prospectus dated June 17, 1986, filed as part of Registration No. 33-5604.

Item 4.  Description of Securities.
- -------- --------------------------

    Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
- -------  ---------------------------------------

    Legal matters in connection with the issuance of the Company's Common Stock offered hereby have been passed upon by Naomi C. Dallob, Esq., 2600 Chemed Center, 255 East Fifth St., Cincinnati, Ohio 45202. Ms. Dallob is Secretary and General Counsel, a director and a stockholder of the Company.

Item 6.  Indemnification of Directors and Officers.
- -------  ------------------------------------------

    The Certificate of Incorporation and By-laws of the Company, and separate Indemnity Agreements, provide for the indemnification of each director and officer of the Company in connection with any claim, action, suit or proceeding brought or threatened by reason of his or her position with the Company. In addition, the General Corporation Law of the State of Delaware ("Delaware Law") permits the Company to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to above or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Exemption From Registration Claimed.
- -------  ------------------------------------
    Not Applicable.

Item 8.  Exhibits.
- -------  ---------

                                                    Page No. or Incorporation By Reference
                                                    --------------------------------------
Exhibit No.    Description                                     File Number and Filing Date
- -----------    -----------                                     ---------------------------
3.(i)(a)       Certificate of Incorporation of Chemed          S-1 Registration
               Supply, Inc., dated September 19, 1983          No. 33-5604, 5/12/86

3.(i)(b)       Certificate of Merger of La-Ru Truck            S-1 Registration
               Rental Company, Inc. into Chemed Supply,        No. 33-5604, 5/12/86
               Inc., dated November 15, 1983.

3.(i)(c)       Certificate of Amendment of the Certificate     Form 10-Q
               of Incorporation, as amended, of National       3/28/94
               Sanitary Supply Company, dated July 13, 1987.

3.(ii)         Amended and Restated By-Laws of the Company  	  Form 10-K
               as of November 3, 1993.                         3/28/94

4.1            National Sanitary Supply Company Employees      Filed Herewith
               Thrift and Profit Sharing Plan

4.2            Trust Agreement of the Thrift and Profit        Filed Herewith
               Sharing Plan.

5              Opinion letter as to legality of the            Filed Herewith
               securities being registered.

23             Consent of Price Waterhouse, L.L.P.,            Filed Herewith
               independent certified public accountants.

24             Powers of Attorney.                             Filed Herewith
- -------------------------------
Registrant undertakes to submit to the Plan and any amendment thereto to the
Internal Revenue Service in a timely manner and will make all changes it requires in order to qualify the Plan.

Item 9.  Undertakings.
- -------  -------------

    A.   The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding)is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on September 27, 1994.

                             NATIONAL SANITARY SUPPLY COMPANY


                             By: /s/ Paul C. Voet
                                 --------------------------------
                     Paul C. Voet, President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                          Title                         Date
- ---------                          -----                         ----
/s/ Edward L. Hutton
- ---------------------------   Chairman and a Director       September 27, 1994
Edward L. Hutton              (Principal Executive Officer)

/s/ Paul C. Voet
- ---------------------------   President & Chief Executive   September 27, 1994
Paul C. Voet                  Officer and a Director
                              (Principal Executive Officer)
/s/ Gary H. Sander
- ---------------------------   Vice President, Treasurer     September 27, 1994
Gary H. Sander                Chief Financial Officer, and
                              a Director
                              (Principal Accounting &
                              Financial Officer)

 DIRECTORS:
    Arthur J. Bennert, Jr. *
    James A. Cunningham *          Thomas C. Hutton *
    Naomi C. Dallob *              Charles O. Lane *
    Charles H. Erhart, Jr. *       Sandra E. Laney *
    Robert B. Garber               Kevin J. McNamara *
    N. Gilliatt *                  Timothy S. O'Toole *
    J. Peter Grace *               D. Walter Robbins, Jr. *
    Will J. Hoekman *              Jerome E. Schnee *
    Anthony C. Hutton *            Kenneth F. Vuylsteke *

 * Naomi C. Dallob, General Counsel and Secretary of the Company, by signing her name hereto signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

September 27, 1994             /s/ Naomi C. Dallob
- ------------------             -------------------------------------
      Date                     Naomi C. Dallob
                               (Attorney-in-Fact and a Director)

                               SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following members of the National Sanitary Supply Company Employees Thrift and Profit Sharing Plan Administration Committee on the date indicated.

Signature                     Title                   Date
- ---------                     -----                   ----
/s/ Rose Rinard
- --------------------------    Member                  September 27, 1994
Rose Rinard

/s/ Gary H. Sander
- -------------------------     Member                  September 27, 1994
Gary H. Sander

/s/ David J. Lohbeck
- -------------------------     Member                  September 27, 1994
David J. Lohbeck

/s/ Michael G. Moncrief
- -------------------------     Member                  September 27, 1994
Michael G. Moncrief

/s/ Thomas Cruz
- ------------------------      Member                  September 27, 1994
Thomas Cruz

                         Index to Exhibits
                                                  Page No. or Incorporation By Reference
                                                  --------------------------------------
Exhibit No.         Description                              File Number and Filing Date
- -----------         -----------                              ---------------------------
3.(i)(a)       Certificate of Incorporation of Chemed        S-1 Registration
               Supply, Inc., dated September 19, 1983        No. 33-5604, 5/12/86

3.(i)(b)       Certificate of Merger of La-Ru Truck          S-1 Registration
               Rental Company, Inc. into Chemed Supply       No. 33-5604, 5/12/86
               Inc., dated November 15, 1983.

3.(i)(c)       Certificate of Amendment of the Certificate   Form 10-Q
               of Incorporation, as amended, of National     3/28/94
               Sanitary Supply Company, dated July 13, 1987.

3.(ii)         Amended and Restated By-Laws of the           Form 10-K
               company as of November 3, 1993.               3/28/94

4.1            National Sanitary Supply Company Employees    Filed Herewith
               Thrift and Profit Sharing Plan

4.2            Trust Agreement of the Thrift and Profit      Filed Herewith
               Sharing Plan.

5              Opinion letter as to legality of the          Filed Herewith
               securities being registered.

23             Consent of Price Waterhouse, L.L.P.,          Filed Herewith
               independent certified public accountants.

24             Powers of Attorney.                           Filed Herewith

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